EXHIBIT 10.4

FIRST AMENDMENT TO
LEASE AGREEMENT

        This First Amendment is made effective the 29th day of October, 2004 (the “First Amendment Effective Date”) and amends and supplements that certain Lease Agreement dated August 25, 2003, (the “Lease”) by and between Quest Management Limited Partnership (the “Lessor”) and First Financial Computer Services, Inc. (the “Lessee”)

        WHEREAS, the parties desire to amend portions of the Lease related to termination.

        NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable considerations, the parties agree as follows:

1.     If Lessor enters into an agreement to sell the premises at 18122 Cantrell Road, Little Rock, Arkansas 72223 (“18122”), Lessor may terminate that portion of the Lease pertaining to 18122 upon 120 days notice to Lessee and Lessee shall vacate 18122 on or before the end of such 120 day period. After the Lessee has vacated 18122 and the 120 day period has expired, the monthly lease payment payable by the Lessee will be reduced by $8,000.

2.     If Lessor enters into an agreement to sell the premises at 18210 Cantrell Road, Little Rock, Arkansas 72223 (“18210”), Lessor may terminate that portion of the Lease pertaining to 18210 upon 120 days notice to Lessee and Lessee shall vacate 18210 on or before the end of such 120 day period. After the Lessee has vacated 18210 and the 120 day period has expired, the monthly lease payment payable by the Lessee will be reduced by $700.

3.     All defined terms in this First Amendment will have the same meaning set forth in the Lease.

4.     Except as herein expressly amended, the Lease is ratified, confirmed and remains unchanged in all respects and will remain in full force and effect in accordance with its respective terms.

5.     All references to the Lease will mean as such Lease is amended hereby and as each may in the future be amended, restated, supplemented or modified from time to time.

6.     This First Amendment and the Lease will be governed by, and will be construed in accordance with the laws of the State of Arkansas.

        IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the First Amendment Effective Date.

Quest Management Limited Partnership ("Lessor") By: Management Services Group, its General Partner By: /s/ Robert H. Thomason Robert H. Thomason Its: President	First Financial Computer Services, Inc. ("Lessee") By: /s/ Mary H. Thomason Mary H. Thomason Its: Executive Vice President